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                                      AMENDMENT NO. 1997-I
                                               TO
                             THE COUNTRYWIDE CREDIT INDUSTRIES, INC.
                         AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

     Countrywide Credit Industries, Inc., a Delaware corporation (the "Company"), pursuant to the power granted to it by Section 11.2 of the Countrywide Credit Industries, Inc. Amended and Restated Deferred Compensation Plan (the "Plan"), hereby amends the Plan, as follows, effective as of June 1, 1997:

1.       A new Section 3.13 is added as follows:

                  "3.13 Rollovers. If a Participant has an Account Balance in the Plan and transfers his or her employment from the Company or Employer to INMC Mortgage Holdings, Inc., a Delaware
                  Corporation ("INMC"), or Independent National Mortgage Corporation, a Delaware Corporation ("IndyMac"), that Account Balance, as determined as of the date of the transfer, shall be transferred on such date to and added to the Participant's account balance under the INMC Mortgage Holdings, Inc. Deferred Compensation Plan (the "INMC Plan") or the Independent National Mortgage Corporation Deferred Compensation Plan (the "IndyMac Plan"), as the case may be, and shall thereafter be governed by the terms and conditions of that Plan, and shall be referred to as the "Rollover Amount." In addition, any elections made by the Participant with respect to his or her account balance under this Plan shall apply to the Rollover Amount under the INMC or IndyMac Plan, as the case may be, and any elections made by the Participant with respect to his or her current Plan Year Annual Deferral Amount under this Plan shall apply to the Participant's current plan year annual deferral amount under the INMC or IndyMac Plan. Transfer of a Participant's Account Balance to the INMC or IndyMac Plan pursuant to this Section
                  3.13 shall completely discharge all obligations to a Participant under this Plan and the Participant's Plan Agreement under this Plan shall terminate as of the date thereof."

         The Company has caused this Amendment to be signed by its duly authorized officer as of the date written below.

                              COUNTRYWIDE CREDIT INDUSTRIES, INC., a
                              Delaware Corporation


                                             By:________________________________


                                             Its:_______________________________

                                             Date:______________________________